Exhibit 11 under Form N-1A
                                          Exhibit 8 under Item 601/Reg. S-K




INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and
     Shareholders of FEDERATED GOVERNMENT INCOME SECURITES, INC.:


We consent to the use in Post-Effective Amendment No. 36 to Registration Statement (No. 2-74191) of Federated Government Income Securities, Inc. of our report dated April 11, 1997 appearing in the Annual Report, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 25, 1997